EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Wescorp Energy Inc. (the “Company”) for the quarter ended March 31, 2011, each of Douglas Biles, the Chief Executive Officer of the Company, and Blaine Miciak, the Principal Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 23, 2011	/s/ Douglas Biles
Douglas Biles, Chief Executive Officer
(Principal Executive Officer)

Dated: May 23, 2011	/s/ Blaine Miciak
Blaine Miciak, Controller
(Principal Financial Officer)